Exhibit 10.1

ON-AIR IMPACT, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

SUBSCRIPTION AGREEMENT

December 18, 2012

SECTION 1. SUBSCRIPTION

The undersigned hereby subscribes for an aggregate of FOUR MILLION (4,000,000) shares of Series A Convertible Preferred Stock (“Shares”) of On-Air Impact, Inc., a Nevada corporation (the “Corporation”), and agrees to transfer to the Corporation in consideration for the Shares cash in the aggregate amount of EIGHT THOUSAND DOLLARS ($8,000.00).

SECTION 2. PAYMENT OF CONSIDERATION

The consideration for the Shares shall be paid to the Corporation upon the acceptance of this subscription and a call for payment of consideration. After payment of the consideration, a certificate for the Shares shall be issued to the undersigned as fully paid and nonassessable.

SECTION 3. REPRESENTATIONS AND WARRANTIES

The undersigned represents and warrants that the undersigned is purchasing the Shares for investment and not with a view to distribution.

SECTION 4. SECURITIES LAWS

The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration. The undersigned also understands that the Shares must be held indefinitely, unless they are later registered under the Securities Act unless an exemption from registration is otherwise available, and that the Corporation has no obligation to register the Shares. The undersigned agrees that the Shares will not be offered, sold, transferred, pledged, or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an opinion of counsel acceptable to the Corporation that such registration is not required.

SECTION 5. LEGEND

The undersigned understands and agrees that the Certificate for the Shares shall bear a legend that the Shares shall not be offered, sold, transferred, pledged, or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an opinion of counsel acceptable to the Corporation that such registration is not required.

SECTION 6. SIGNATURES

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

/s/ Virginia K. Sourlis
VIRGINIA K. SOURLIS

The foregoing Stock Subscription is hereby accepted by the Corporation.

/s/ Dorothy Whitehouse
DOROTHY WHITEHOUSE, CEO and Chairman

DATED: December 18, 2012